EXHIBIT 99.1

News Release

SpaceDev Investor Relations
Investor Contact: Richard Slansky/Jessica Gerstenkorn
Media Contact: Mark Sirangelo
(858) 375-2026

SpaceDev Reports First Quarter Fiscal 2007 Results
Revenue Increases 26%, Net Income Increases By Over $100K, EBITDA Increases 177%

POWAY, CA -May 14, 2007 - SpaceDev, Inc. (OTCBB: SPDV) reported its financial results for the three months ended March 31, 2007 with revenue of over $9.0 million, net income of over $100,000 and EBITDA of over $640,000.

“This was our strongest quarter since our merger with Starsys Research in the first quarter of 2006,” said Mark N. Sirangelo, SpaceDev Chief Executive Officer and Chairman of the Board. “The acquisition and subsequent infrastructure investment fundamentally expanded our business profile and provided us with a substantial manufacturing operation. This is a critical factor to our growth in the coming years giving us the ability to successfully take on even more exciting programs and projects. Our core operations continue to perform and we are on track in executing our plan.”

The Company’s primary financial information is shown below, comparing the first quarter of 2006, to the first quarter of 2007:

Revenue - SpaceDev reported revenue of approximately $9.1 million for the three months ended March 31, 2007, an increase of approximately $1.9 million, or 25%, from the approximate $7.2 million in revenue reported for the same period in 2006.

Income from Operations - The Company realized income from operations of approximately $221,000 in the first quarter of 2007, which included approximately $105,000 for stock option expense, compared to an operating loss of $46,000 for the same three months in 2006, which included approximately $91,000 for stock option expense. The Company implemented SFAS No. 123R in the first quarter of 2006.

During the first quarter of 2007, the Company’s EBITDA increased to approximately $642,000, or 7.1% of net sales, compared to an EBITDA of $192,000, or 2.7% of net sales, for the same quarter in 2006.

Net Income - Net income for the 2007 first quarter was approximately $109,000, compared to approximately $7,000 for the same period in 2006 with ($0.00) earnings per share for both quarters.

"We kept our focus this quarter on driving certain fixed price development contracts towards completion, as well as improving overall program efficiency and profitability,” stated SpaceDev President and Chief Financial Officer, Richard B. Slansky. “We have begun to see some tangible improvements from our actions related to the turn-around of Starsys and growth of our combined company. We have completed the first phase of our major relocation and expansion of our production facilities with the second phase scheduled to complete in the 2nd quarter of this year. This will assist in continuing to drive operating efficiencies and profitability, as well as provide additional capacity for our future growth plans.”

Cash Position - At March 31, 2007, the Company’s cash position, which included cash reserves and cash available for investment, was approximately $3.5 million compared to approximately $1.4 million at December 31, 2006, an increase of approximately $2.4 million.

First Quarter Conference Call Details

SpaceDev will host a conference call on Tuesday, May 15, 2007 at 11:00 a.m. EDT to discuss the quarter results. All those interested in hearing management's discussion are invited to join the call by dialing (866) 289-3234 and then entering PIN #8832 when prompted. A replay of the conference call will also be available for seven days through the investor relations section of SpaceDev's website, www.spacedev.com.

Non-GAAP Financial Measures

For the three months ended	March 31, 2007	March 31, 2006
	(Unaudited)	(Unaudited)
Net Income	$109,263	$7,017
Interest Income	(20,956)	(33,615)
Interest Expense	75,358	5,283
Non-Cash Loan Fee	86,301	-
Provision for Income Taxes	800	4,235
Depreciation and Amortization	316,238	147,370
Stock Option Expense	104,619	90,701
Gain on Building Sale	(29,318)	(29,318)
EBITDA	$642,305	$191,673

This release contains disclosure of EBITDA, which is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Because not every company defines EBITDA in the same way, our EBITDA figures may not be fully comparable to those reported by other companies. We define EBITDA as net income before interest, taxes, depreciation, amortization, stock option expense, and gain on our 2003 building sale. The Company believes that EBITDA provides an important additional perspective on its operating results, its ability to service its long-term obligations, its ability to fund continuing growth, and its ability to continue as a going concern. The Company's management regularly evaluates its progress based on EBITDA. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as an alternative to other financial measures determined under GAAP, such as net income or loss (as an indicator of operating performance) or cash flow (as a measure of liquidity).

About SpaceDev

SpaceDev, Inc. is a space technology/aerospace company that creates and sells affordable and innovative space products and mission solutions. For more information on SpaceDev, please review the Company's filings on the SEC EDGAR system at www.sec.gov or at www.spacedev.com.

Except for factual statements made herein, this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words such as "believe," "intends," "expects," "plans," "anticipates" and variations thereof, identify forward-looking statements, although their absence does not mean that a statement is not forward looking. Forward-looking statements are based on the Company's current expectations, and are not guarantees of performance. The Company's actual results could differ materially from its current expectations. Factors that could contribute to such differences include risks and uncertainties associated with: the Company's ability to effectively integrate acquisitions; rescheduling or cancellation of customer orders; uncertainties in the government budgeting process; ability to control costs and expenses; and the possible need for additional financing. Reference is also made to other factors described in the Company's periodic reports filed with the SEC, including the Company's most current Annual Report on Form 10-KSB and subsequent Quarterly Report on Form 10-QSB. These forward-looking statements speak only as of the date of this release. Execept as may be required by law, SpaceDev does not undertake any obligation to publicly update these forward-looking statements.

SpaceDev, Inc. and Subsidiaries

Consolidated Balance Sheets
	(Unaudited)
	March 31, 2007	December 31, 2006
Assets
Current Assets
Cash	$3,494,313	$1,438,146
Accounts receivable	6,852,937	7,289,720
Inventory	453,634	309,205
Other current assets	1,024,667	599,565
Total Current Assets	11,825,551	9,636,636
Fixed Assets - Net	3,989,394	3,793,365
Intangible Assets	817,448	841,133
Goodwill	11,233,665	11,233,665
Other Assets	733,099	626,086
Total Assets	$28,599,157	$26,130,885
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$1,565,631	$1,755,985
Current portion of capitalized lease obligations	74,121	35,441
Accrued payroll, vacation and related taxes	1,114,610	1,184,457
Billings in excess of costs and deferred revenue	2,545,173	2,816,072
Revolving line of credit	3,427,443	805,172
Other accrued liabilities	1,985,753	1,602,561
Total Current Liabilities	10,712,731	8,199,688
Notes Payable, Less Current Maturities	50,193	50,193
Capitalized Lease Obligations, Less Current Maturities	278,961	136,709
Deferred Gain - Assets held for sale	684,087	713,405
Other Long Term Liabilities	15,266	15,266
Total Liabilities	11,741,238	9,115,261
Commitments and Contingencies
Stockholders’ Equity
Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, and 252,677 and 252,963 shares issued and outstanding, respectively
Series C Convertible preferred stock	248	248
Series D-1 Convertible preferred stock	5	5
Common stock, $.0001 par value; 100,000,000 shares authorized, and
29,627,692 and 29,550,342 shares issued and outstanding,
respectively	2,963	2,953
Additional paid-in capital	33,027,353	33,150,566
Accumulated deficit	(16,172,650)	(16,138,148)
Total Stockholders’ Equity	16,857,919	17,015,624
Total Liabilities and Stockholders' Equity	$28,599,157	$26,130,885
Please reference the Company's Form 10-QSB to access the notes which are an integral part of the consolidated financial statements

SpaceDev, Inc. and Subsidiaries

Consolidated Statements of Operations
	Three Months Ended
March 31,	2007	%	2006	%
Net Sales	$9,057,048	100.0%	$7,174,778	100.0%
Total Cost of Sales*	6,966,071	76.9%	5,265,106	73.4%
Gross Margin	2,090,977	23.1%	1,909,672	26.6%
Operating Expenses
Marketing and sales	586,614	6.5%	643,560	9.0%
Research and development	39,360	0.4%	81,777	1.1%
General and administrative	1,243,555	13.7%	1,230,733	17.2%
Total Operating Expenses*	1,869,529	20.6%	1,956,070	27.3%
Income/(Loss) from Operations	221,448	2.4%	(46,398)	-0.6%
Non-Operating Income/(Expense)
Interest and other income	20,956	-0.8%	33,615	0.5%
Interest expense and loan fee	(75,358)	0.2%	(5,283)	-0.1%
Gain on building sale	29,318	0.3%	29,318	0.4%
Non-cash loan fee	(86,301)	-1.0%	-	0.0%
Total Non-Operating Income	(111,385)	-1.2%	57,650	0.8%
Income Before Taxes	110,063	1.2%	11,252	0.2%
Income Tax Provision	800	0.0%	4,235	0.1%
Net Income	$109,263	1.2%	$7,017	0.1%
Net Income	109,263		7,017
Less Preferred Dividend Payments	(143,762)		(140,740)
Adjusted Net Income (Loss) for EPS Calculation	(34,499)		(133,723)
Net Income Per Share:	$(0.00)		$(0.00)
Weighted-Average Shares Outstanding	29,570,306		27,276,451
Fully Diluted Net Income Per Share:	$(0.00)		$(0.00)
Fully Diluted Weighted-Average Shares Outstanding	29,570,306		27,276,451

* The following table shows how the Company's stock option expense would be allocated to all expenses. These non-cash stock option expenses are included in the unaudited operating results stated above.

Cost of sales	$41,373		$-
Marketing and sales	13,652		-
Research and development	-		-
General and administrative	49,594		90,701
Total Non-Cash Stock Option Expense	$104,619		$90,701
Please reference the Company's Form 10-QSB to access the notes which are an integral part of the consolidated financial statements.

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